Exhibit 99.1

SAKS INCORPORATED ANNOUNCES MAY COMPARABLE STORE SALES

	Contact:	Julia Bentley

(865) 981-6243

FOR IMMEDIATE RELEASE		www.saksincorporated.com

New York, New York (May 31, 2012)—Retailer Saks Incorporated (NYSE: SKS) today announced that owned sales totaled $215.8 million for the four weeks ended May 26, 2012 compared to $208.2 million for the four weeks ended May 28, 2011, a 3.7% increase. Comparable store sales increased 4.0% for the month.

For May, the strongest categories included women’s contemporary and WEAR NOW apparel, women’s shoes, fashion and fine jewelry, cosmetics and fragrances, men’s contemporary apparel, and men’s shoes.

For the four months ended May 26, 2012, owned sales totaled $959.7 million compared to $921.8 million for the prior year four months ended May 28, 2011, a 4.1% increase. Comparable store sales increased 4.6% for the four months.

Saks Incorporated operates 45 Saks Fifth Avenue stores, 61 Saks OFF 5TH stores, and saks.com. Saks Fifth Avenue is proud to be named a J.D. Power and Associates 2012 Customer Service Champion and is only one of 50 U.S. companies so named.

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